FACTORING AND SECURITY AGREEMENT

THIS FACTORING AND SECURITY AGREEMENT is made as of August 5, 2008, by and between Zoo Games, Inc. ("Seller") and Working Capital Solutions, Inc. ("Purchaser").

Definitions and Index to Definitions. The following terms used herein shall have the following meaning. All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code:

"Advance Rate" – 80%

"Avoidance Claim" - Any claim that any payment received by Purchaser from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

"Balance Subject to Discount" – The difference between the unpaid Face Amount of Purchased Accounts and the Reserve Account.

"Base Fees" - Primary Factoring Fee, Factoring Fee and Discount.

"Chosen State” - Illinois.

"Clearance Days"- 3 days for checks drawn on banks located within the Chosen State and for all electronic funds transfers, and (ii) 3 days for all other payments.

"Closed" - A Purchased Account is closed upon the first to occur of (i) receipt of full payment by Purchaser or (ii) the unpaid Face Amount has been charged to the Reserve Account by Purchaser pursuant to the terms hereof.

"Collateral"- All now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles.

"Default Discount Rate" – The Discount Rate plus 5% per annum.

"Discount" - The product of the Discount Rate multiplied by the average daily Balance Subject to Discount.

"Discount Rate" 0% per annum in excess of the Prime Rate. "Early Termination Date" – Within original one year term.

"Early Termination Fee" – If Seller terminates the Agreement prior to the one year term, it will owe Working Capital Solutions 3% of Maximum Amount Outstanding.

"Eligible Account" - An Account that is acceptable for purchase as determined by Purchaser in the exercise of its reasonable sole credit or business judgment.

"Events of Default" - See Section re: Defaults.

"Exposed Payments" – Payments received by Purchaser from an Account Debtor that has become subject to a bankruptcy proceeding, to the extent such payments cleared said Account Debtor's deposit account within ninety days of the commencement of said bankruptcy case.

"Face Amount" - The face amount due on an Account at the time of Purchase.

"Factoring Fee" - The Factoring Fee Percentage multiplied by the Face Amount of a Purchased Account, for each Factoring Fee Period or portion thereof, that any portion thereof remains unpaid, computed from the date on which a Purchased Account was purchased to and including the Late Payment Date.

"Factoring Fee Percentage" 0.6%.

"Factoring Fee Period" 10 days.

"Initial Fee" — 0.6% for first 10 days, 0.6% for each 10 day period thereafter of the Face Amount.

"Invoice" - The document that evidences or is intended to evidence an Account. Where the context so requires, reference to an Invoice shall be deemed to refer to the Account to which it relates.

"Late Payment Date" - Ninety days from the date on which a Purchased Account was Purchased.

"Maximum Amount"- $2,500,000.

"Minimum Monthly Factoring Volume” $600,000.

"Misdirected Payment Fee"1- Fifteen percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser within five business days following the date of receipt by Seller.

"Missing Notation Fee" — 15% of the Face Amount if not corrected by seller within five business days.

"Obligations" - All present and future obligations owing by Seller to Purchaser whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor.

"Parties" - Seller and Purchaser.

"Purchase Date" - The date on which Seller has been advised in writing that Purchaser has agreed to purchase an Account.

"Purchase Price" - The Face Amount of a Purchased Account less the Initial Fee.

"Purchased Accounts" - Accounts purchased hereunder which have not been closed.

"Repurchased" - An Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount.

"Required Reserve Amount" - The Reserve Percentage multiplied by the unpaid balance of Purchased Accounts.

"Reserve Account" - A bookkeeping account on the books of the Purchaser representing an unpaid portion of the Purchase Price, maintained by Purchaser to ensure Seller's performance with the provisions hereof.

"Reserve Percentage" -20%.

"Reserve Shortfall" - The amount by which the Reserve Account is less than the Required Reserve Amount."

“Schedule of Accounts" - A form supplied by Purchaser from time to time wherein Seller lists such of its Accounts as it requests that Purchaser purchase under the terms of this Agreement.

Sale; Purchase Price; Billing

Assignment and Sale.

Seller shall sell to Purchaser as absolute owner, with full recourse, such of Seller's Accounts as are listed from time to time on Schedules of Accounts. Each Schedule of Accounts shall be accompanied by such documentation supporting and evidencing the Account, as Purchaser shall from time to time request.

Purchaser may, but need not purchase from Seller such Accounts as Purchaser determines to be Eligible Accounts, so long as the unpaid balance of Purchased Accounts does not exceed, before and after such purchase, the Maximum Amount. Should Purchaser reject Eligible Accounts, the parties agree to reduce the Minimum Monthly Factoring Volume in a proportionate so as not to penalize Seller.

Purchaser shall pay the Purchase Price, less any amounts due to Purchaser from Seller, including, without limitation, any amounts due hereof, of any Purchased Account, to Seller within two (2) business days of the Purchase Date, whereupon the Accounts shall be deemed purchased hereunder.

Billing. Purchaser may send a monthly statement to all Account Debtors itemizing their account activity during the preceding billing period. All Account Debtors will be instructed to make payments to Purchaser.

Reserve Account.

Seller shall pay to Purchaser on demand the amount of any Reserve Shortfall.

Purchaser shall pay to Seller any amount by which the Reserve Account exceeds the Required Reserve Amount on demand, on the last business day of each week in which the demand is made.

Purchaser may charge the Reserve Account with any Obligation. Purchaser further agrees to provide Seller with unlimited access to review the Reserve Account including all transactions which effect that account. The access shall include on-line access to this account.

Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account;

Exposed Payments.

Upon termination of this Agreement Seller shall pay to Purchaser (or Purchaser may retain), to hold in a non-segregated non-interest bearing account the amount of all Exposed Payments (the "Preference Reserve").

Purchaser may charge the Preference Reserve with the amount of any Exposed Payments that Purchaser pays to the bankruptcy estate of the Account Debtor that made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code.

Purchaser shall refund to Seller from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Account Debtor or otherwise.

Purchaser may retain the Reserve Account unless and until Seller has executed and delivered to Purchaser a general release.

Authorization for Purchases.  Subject to the terms and conditions of this Agreement, Purchaser is authorized to purchase Accounts upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Seller.

Fees and Expenses.  Seller shall pay to Purchaser:

Discount. The Discount, on the first day of the month following the month in which it accrues.

Factoring Fee. The Factoring Fee on the date on which a Purchased Account is Closed.

Minimum Monthly Fee. Any amount by which the Base Fees earned in any month (prorated for partial months) is less than the Minimum Monthly Fee, to be paid on the first day of the following month.

Misdirected Payment Fee. Any Misdirected Payment Fee immediately upon its accrual.

Missing Notation Fee. The Missing Notation Fee on any Invoice that is sent by Seller to an Account Debtor that does not contain the notice as required.

Early Termination Fee. The Early Termination Fee, on the Early Termination Date, in the event that Seller terminates this Agreement other than as provided.

Out-of-pocket Expenses. The out-of-pocket expenses directly incurred by Purchaser in the administration of this Agreement such as wire transfer fees, postage and audit fees. Purchaser agrees that Seller shall not be responsible for the costs associated with an audit except upon a default or breach of this Agreement and if an initial audit is performed. Seller will thereafter be responsible for all audit fees.

Repurchase Of Accounts.  Purchaser may require that Seller repurchase, by payment of the then unpaid Face Amount thereof, together with any unpaid fees relating to the Purchased Account on demand, or, at Purchaser's option, by Purchaser's charge to the Reserve Account. Prior to repurchase, Purchaser shall endeavor, but shall not be required, to give Seller two days notice and afford Seller the opportunity within that period to resolve the following prior to repurchase:

Any Purchased Account, the payment of which has been disputed by the Account Debtor obligated thereon, Purchaser being under no obligation to determine the bona fides of such dispute;

Any Purchased Account for with Seller has breached any warranty as set forth..

Any Purchased Account owing from an Account Debtor which (i) in Purchaser's reasonable credit judgment has become insolvent or (ii) which has indicated an inability or unwillingness to pay the Purchased Account when due;

All Purchased Accounts upon the occurrence of an Event of Default, or upon the termination date of this Agreement; and Any Purchased Account that remains unpaid beyond the Late Payment Date.

Security Interest.

As collateral securing the Obligations, Seller grants to Purchaser a continuing first priority security interest in the Collateral, except in those cases where Seller cannot due to license restrictions, in which case Purchaser shall not be obligated to purchase Eligible account.

Notwithstanding the creation of this security interest, the relationship of the parties shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

Clearance Days.  For all purposes under this Agreement, Clearance Days will be added to the date on which Purchaser receives any payment.

Authorization to Purchaser.

Seller irrevocably authorizes Purchaser at Seller's expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full:

Receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, any and all proceeds of any collateral securing the Obligations or the proceeds thereof;

Take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon Purchaser's Accounts;

Pay any sums necessary to discharge any lien or encumbrance which is senior to Purchaser's security interest in any assets of Seller, which sums shall be included as Obligations hereunder;

File in the name of Seller or Purchaser or both:

Mechanics lien or related notices, or

Claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty;

Notify any Account Debtor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser, and communicate directly with Seller's Account Debtors to verify the amount and validity of any Account created by Seller.

Notice will be given to Seller if such action is taken and cooperate with Seller to identify any proceedings such as arbitration or litigation or provide the status of any current negotiations. The parties shall use their best efforts to cooperate in any proceeding or to effectuate any turnover of material relative to any such proceeding,; including but not limited to any formal substitutions which may be required relative to the exercise of such rights of the Repurchase of any Account.

After an Event of Default:

Change the address for delivery of mail to Seller and to receive and open mail addressed to Seller;

Extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts and discharge or release any account debtor or other obligor (including filing of any public record releasing any lien granted to Seller by such account debtor), without affecting any of the Obligations;

File any initial financing statements, with notice to Seller, and amendments thereto that:

Indicate the collateral as all assets of the Seller or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Seller is an organization, the type of organization, and any organization identification number issued to the Seller and, (ii) in the case of a financing statement filed as a fixture filing or indicating collateral as extracted collateral or timber to be cut, a sufficient description of real property to which the collateral relates; and

Contain a notification that the Seller has granted a negative pledge to the Purchaser, and that any subsequent lienor may be tortuously interfering with Purchaser's rights;

Advises third parties that any notification of Seller's Account Debtors will interfere with Purchaser's collection rights.

Notice will be given to Seller of any such filing.

Seller hereby releases and exculpates Purchaser, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will Purchaser have any liability to Seller for lost profits or other special or consequential damages.

Seller authorizes Purchaser to accept, endorse and deposit on behalf of Seller any checks tendered by an account debtor "in full payment" of its obligation to Seller. Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims, under §3-311 of the Uniform Commercial Code, or otherwise.

ACH Authorization.  In order to satisfy any of the Obligations, Seller authorizes Purchaser to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller.

Covenants By Seller.

After written notice by Purchaser to Seller, and automatically, without notice, after an Event of Default, Seller shall not, without the prior written consent of Purchaser in each instance, (a) grant any extension of time for payment of any of its Accounts, (b) compromise or settle any of its Accounts for less than the full amount thereof, (c) release in whole or in part any Account Debtor, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

From time to time as requested by Purchaser, but not more than once per year at the sole expense of Seller, Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller's books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request. Without expense to Purchaser, Purchaser may use any of Seller's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate. Seller hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Purchaser at Seller's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Seller. Before sending any Invoice to an Account Debtor, Seller shall mark same with a notice of assignment as may be required by Purchaser.

Seller shall pay when due all payroll and other taxes, and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.

Seller shall not create, incur, assume or permit to exist any lien upon or with respect to any assets in which Purchaser now or hereafter holds a security interest.

Notwithstanding Seller's obligation to pay the Misdirected Payment Fee, Seller shall pay to Purchaser on the next banking day following the date of receipt by Seller the amount of any payment on account of a Purchased Account.

Avoidance Claims.

Seller shall indemnify Purchaser from any loss arising out of the assertion of any Avoidance Claim and shall pay to Purchaser on demand the amount thereof.

Seller shall notify Purchaser within two business days of it becoming aware of the assertion of an Avoidance Claim. This provision shall survive termination of this Agreement.

Account Disputes.  Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller's sole cost and expense. Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, "Resolve") the dispute upon such terms, as Purchaser in its sole discretion deem advisable, for Seller's account and risk and at Seller's sole expense. Upon the occurrence of an Event of Default Purchaser may Resolve such issues with respect to any Account of Seller.

Representation and Warranties.  Seller represents and warrants that:

It is fully authorized to enter into this Agreement and to perform hereunder; This Agreement constitutes its legal, valid and binding obligation; and Seller is solvent and in good standing in the State of its organization.

The Purchased Accounts are and will remain:

Bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Seller's business;

Unconditionally owed and will be paid to Purchaser without defenses, disputes, offsets, counterclaims, or rights of return or cancellation;

Not sales to any entity that is affiliated with Seller or in any way not an "arms length" transaction.

Seller has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable account debtor regarding Purchased Accounts.

Default.

Events of Default. The following events will constitute an Event of Default hereunder: (a) Seller defaults in the payment of any Obligations or in the performance of any provision hereof or of any other agreement now or hereafter entered into with Purchaser, or any warranty or representation contained herein proves to be false in any way, howsoever minor, (b) Seller or any guarantor of the Obligations becomes subject to any debtor-relief proceedings, (c) any such guarantor fails to perform or observe any of such Guarantor's obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever, (d) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations.

Waiver of Notice. SELLER WAIVES ANY REQUIREMENT THAT PURCHASER INFORM SELLER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF SELLER'S OBLIGATIONS HEREUNDER. FURTHER, PURCHASER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

Effect of Default.

Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may immediately terminate this Agreement, at which time all Obligations shall immediately become due and payable without notice.

Discount shall accrue and be payable at the Default Discount Rate on the Balance Subject to Discount.

Account Stated.  Purchaser shall render to Seller a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within sixty (60) days after the mailing of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

Amendment and Waiver. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Purchaser may have, nor shall any waiver by Purchaser hereunder be deemed a waiver of any default or breach subsequently occurring. Purchaser's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have.

Termination; Effective Date.

This Agreement will be effective for one year from the date on which it has been signed by the Parties, and shall be automatically extended for successive six month periods unless Seller shall provide written notice to Purchaser of its intention to terminate on a date other than an anniversary date (an "Early Termination Date") at least ninety (90) days prior to the next anniversary date hereof, whereupon this Agreement shall terminate on the Early Termination Date.

Purchaser may terminate this Agreement by giving Seller thirty-day's prior written notice of termination, whereupon this Agreement shall terminate on the earlier date of the date of termination or on the anniversary date hereof.

No Lien Termination without Release. In recognition of the Purchaser's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser's liens on the Collateral unless and until Seller and all Guarantors has executed and delivered to Purchaser a general release. Seller understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

Conflict. Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Enforcement. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

Relationship of Parties. The relationship of the parties hereto shall be that of Seller and Purchaser of Accounts, and Purchaser shall not be a fiduciary of the Seller, although Seller may be a fiduciary of the Purchaser.

Attorneys' Fees. Seller agrees to reimburse Purchaser on demand for:

The actual amount of all costs and expenses, including reasonable attorneys' fees, which Purchaser has incurred in the occurrence of an Event of Default and for:

The actual negotiation and preparation, of this Agreement and all supporting documents.

The enforcement of any act or provision of this Agreement.

Protecting, preserving or enforcing any lien, security interest or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;

The actual costs, including photocopying (which, if performed by Purchaser's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Seller. This provision shall survive termination of this Agreement.

The actual amount of all costs and expenses, including attorneys' fees, which Purchaser may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Seller, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of Seller's plan there under.

Entire Agreement. No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

Jury Trial Waiver. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Venue; Jurisdiction. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Purchaser so elects, be instituted in any court sitting in the Chosen State, in the city in which Purchaser's chief executive office is located, or if none, any court sitting in the Chosen State (the "Acceptable Forums"). Seller agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum.

Service of Process.  Seller agrees that Purchaser may effect service of process upon Seller by regular mail at the address set forth in this Agreement, or at the option of Purchaser if Seller is a Registered Organization, by service upon Seller's agent for the service of process.

Assignment. Purchaser may assign its rights and delegate its duties hereunder. Upon such assignment, Seller shall be deemed to have agreed to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Purchaser.

Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

Notice.

All notices required to be given to any party other than Purchaser shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party. All notices to Purchaser hereunder shall be deemed given upon actual receipt by a responsible officer of Purchaser. For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

SELLER

Address:	700 Liberty Place
Camden, New Jersey 08081
Officer:	Susan Kain-Jurgensen
Fax Number:

PURCHASER

Address:	2400 East Devon Ave. Suite 211
Des Plaines, IL 60018
Officer:	John Neifing
Fax Number:	847-297-3520

IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

SELLER:
By:
Name:
Title:
PURCHASER:	By:	/s/ Susan Kain
	Name:	Susan Kain
	Title:	President